Exhibit 35.1
SERVICER COMPLIANCE STATEMENT
CAPITAL ONE PRIME AUTO RECEIVABLES TRUST 2022-2

Capital One Prime Auto Receivables Trust 2022-2
c/o Capital One Auto Receivables, LLC
1600 Capital One Drive, Room 27907-B
McLean, Virginia 22102

In connection with the Annual Report on Form 10-K of Capital One Prime Auto Receivables Trust 2022-2 for the fiscal year ended December 31, 2024 (the “Report”), the undersigned, a duly authorized officer of Capital One, National Association (the “Servicer”), does hereby certify and represent that:

1.A review of the activities and performance of the Servicer under the Servicing Agreement dated as of August 10, 2022 (the “Servicing Agreement”) by and between Capital One Prime Auto Receivables Trust 2022-2, as Issuer, the Servicer and Wilmington Trust, National Association, as Indenture Trustee, during the period that is the subject of the Report has been made under my supervision.

2.     To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the period that is the subject of the Report.

IN WITNESS WHEREOF, the undersigned has duly executed this Servicer Compliance Statement this 24th day of March, 2025.

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ SANJIV YAJNIK

Name:	Sanjiv Yajnik
Title:	President, Financial Services